As filed with the Securities and Exchange Commission on July 29, 2022.

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	82-1669692
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6500 Chase Oaks Boulevard, Suite 100, Plano, Texas 75023
(Address of Principal Executive Office)( Zip Code)

Ribbon Communications Inc. Amended and Restated 2019 Incentive Award Plan

(Full title of the plan)

Patrick W. Macken

Executive Vice President, Chief Legal Officer and Corporate Secretary

6500 Chase Oaks Boulevard,

Suite 100, Plano, Texas 75023

(978) 614-8100

(Name and address of Agent for Service)

(978) 614-8100
(Telephone Number of agent for service)

Copy to:

David W. Ghegan, Esquire
Troutman Pepper Hamilton Sanders LLP
600 Peachtree Street, N.E.

Suite 3000
Atlanta, Georgia 30308
(404) 885-3139

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 10,000,000 shares of Common Stock that were authorized for issuance under the Ribbon Communications Inc. Amended and Restated 2019 Incentive Award Plan for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 (File Nos. 333-232946 and 333-238888) filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2019 and June 2, 2020, respectively, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Ribbon Communications Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 11, 2022;

(2) The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2022;

(3) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on May 10, 2022 and July 28, 2022, respectively;

(4) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2022, April 1, 2022, May 27, 2022 and July 5, 2022; and

(5) The description of the Registrant’s Common Stock, contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 28, 2020, which updates the description of the Registrant’s Common Stock contained the Registrant’s prospectus filed with the Commission on September 22, 2017, pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, including any amendments or reports filed for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1	Amendment No. 1 to the Ribbon Communications Inc. Amended and Restated 2019 Incentive Award Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed April 8, 2022 with the Commission).
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP.
23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.
23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Plano, Texas on July 29, 2022.

RIBBON COMMUNICATIONS INC.

By:	/s/ Miguel A. Lopez
Miguel A. Lopez
Executive Vice President & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce McClelland, Miguel A. Lopez and Patrick W. Macken as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bruce McClelland	President, Chief Executive Officer and Director	July 29, 2022
Bruce McClelland	(Principal Executive Officer)

/s/ Miguel A. Lopez	Executive Vice President & Chief Financial Officer	July 29, 2022
Miguel A. Lopez	(Principal Financial Officer)

/s/ Eric Marmurek	Senior Vice President, Finance	July 29, 2022
Eric Marmurek	(Principal Accounting Officer)

/s/ Shaul Shani	Director	July 29, 2022
Shaul Shani

/s/ Mariano S. de Beer	Director	July 29, 2022
Mariano S. de Beer

/s/ Stewart Ewing	Director	July 29, 2022
Stewart Ewing

/s/ Bruns H. Grayson	Director	July 29, 2022
Bruns H. Grayson

/s/ Beatriz V. Infante	Director	July 29, 2022
Beatriz V. Infante

/s/ Rick W. Smith	Director	July 29, 2022
Rick W. Smith

/s/ Tanya Tamone	Director	July 29, 2022
Tanya Tamone